UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

Centricus Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39993	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Byron House, 7-9 St. James’s Street London United Kingdom		SW1A 1EE
(Address of principal executive offices)		(Zip Code)

+44 (0) 20-7139-4500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	CENHU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	CENH	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CENHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2021, Centricus Acquisition Corp. (the “Company”) announced the election of Mr. Adam M. Aron as a new director of the Company. Mr. Aron has been appointed to serve on the audit committee, the nominating committee and the compensation committee of the Company, with such appointment effective upon his becoming a director of the Company.

Mr. Aron has served since January of 2016 as Chief Executive Officer, President and a Director of AMC Entertainment Holdings, Inc. AMC is the world’s largest movie theatre company. From February 2015 to December 2015, Mr. Aron was Chief Executive Officer of Starwood Hotels and Resorts Worldwide, Inc. and served on its Board of Directors from 2006 to 2015. From 2006 to 2015, Mr. Aron served as Senior Operating Partner of Apollo Management L.P., a leading private equity firm. Since 2006, Mr. Aron also has served as Chairman and Chief Executive Officer of World Leisure Partners, Inc., a personal consultancy that he founded for matters related to travel and tourism, high-end real estate development, and professional sports. Mr. Aron served as Chief Executive Officer and Co-Owner of the National Basketball Association’s Philadelphia 76ers from 2011 to 2013, and continues as an investor in the team. From 1996-2006, he was Chairman and CEO of Vail Resorts, and from 1993-1996 he was President and CEO of Norwegian Cruise Line. From 1990-1993, he was the chief marketing officer of United Airlines and from 1987-1990 the chief marketing officer of Hyatt Hotels & Resorts. Mr. Aron currently serves on the board of directors of AMC Entertainment and Norwegian Cruise Line Holdings, Ltd. Mr. Aron received a Master’s of Business Administration degree with distinction from the Harvard Business School and a Bachelor of Arts degree cum laude from Harvard College. Mr. Aron brings to the Board significant business and executive leadership experience, including 28 years of experience as a Chief Executive Officer, 33 years of experience as a corporate director, and 42 years of experience in consumer-engagement.

The board of directors of the Company has affirmatively determined that Mr. Aron meets the applicable standards for an independent director under both the rules of the Nasdaq Capital Market and Rule 10A-3 under the Securities Exchange Act of 1934.

Mr. Aron will not be compensated by the Company for his services as a director and has not entered into an employment agreement with the Company.

In connection with this appointment, Mr. Aron is expected to enter into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2021

CENTRICUS ACQUISITION CORP.

By:	/s/ Garth Ritchie
Name: Title:	Garth Ritchie Chief Executive Officer